Exhibit 2

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of 29 July 2021, by and among OMERS Infrastructure Asia Holdings Pte. Ltd., a company established under the laws of Singapore (the "Purchaser"), International Finance Corporation, an international organization established by Articles of Agreement among its member countries including the Republic of Mauritius and the Republic of India ("IFC"), IFC GIF Investment Company I, a company established under the laws of Mauritius ("IFC GIF" and together with IFC, the "Sellers" and each, a "Seller"), and IFC Global Infrastructure Fund, LP, a limited partnership established under the laws of England and Wales ("GIF Fund"). The Purchaser, the Sellers and, except for the purposes of Section 1.3, GIF Fund, may be collectively referred to herein as the "Parties" and individually as a "Party".

WHEREAS,

each Seller owns the number of equity shares, par value $0.000625 per share, of Azure Power Global Limited, a public company limited by shares incorporated under the laws of Mauritius (the "Company"), set forth opposite such Seller's name on Exhibit A hereto (collectively, the "Shares"), totaling 9,333,178 Shares; and

each Seller desires to sell to the Purchaser, and the Purchaser desires to buy from each Seller, the Shares listed opposite such Seller's name on Exhibit A hereto for a price per Share of US$23.50 ("Per Share Purchase Price") on the terms and conditions set forth in this Agreement; and

it is the intention of the Parties that the transaction contemplated by this Agreement (the "Transaction") be a private sale of securities exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"). The exemptions being claimed include, but are not necessarily limited to, those available under Sections 4(a)(1) and 4(a)(2) of the Securities Act, to the extent applicable, as well as the so-called "Section 4(1½)" exemption.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SHARES

Section 1.1 Purchase and Sale of Shares. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Seller hereby agrees to sell, transfer and assign to the Purchaser all of such Seller's right, title and interest in and to the number of Shares set forth opposite such Seller's name on Exhibit A to this Agreement, and the Purchaser hereby agrees to purchase such Shares from the Sellers at a price per Share equal to the Per Share Purchase Price, for an aggregate purchase price of Two Hundred Nineteen Million Three Hundred Twenty-Nine Thousand Six Hundred Eighty-Three U.S. Dollars ($219,329,683.00) (the "Purchase Price"), of which Sixty-One Million Six Hundred Ninety-Seven Thousand Three Hundred Forty-Six U.S. Dollars and Fifty Cents ($61,697,346.50) shall be payable to IFC and One Hundred Fifty-Seven Million Six Hundred Thirty-Two Thousand Three Hundred Thirty-Six U.S. Dollars and Fifty Cents ($157,632,336.50) shall be payable to IFC GIF[***].

Section 1.2 The Closing. The closing of the Transaction (the "Closing") shall take place, subject to the conditions set forth in Article IV below, on the Closing Date (as defined below). At the Closing, each Seller shall deliver or cause to be delivered to the Purchaser such Seller's Shares on a "delivery versus payment" basis by book entry transfer through the facilities of one or more brokerage firms or clearing agencies, as specified by the Parties. At the Closing, the Purchaser shall deliver to each Seller the applicable portion of the Purchase Price by wire transfer of immediately available funds to an account designated by the applicable Seller and notified to the Purchaser on or prior to the Closing.

Section 1.3 Registration Rights Assignment.

(a) At or prior to the Closing, the Parties shall enter into a written assignment and assumption agreement ("Assignment and Assumption Agreement") pursuant to which, effective as of the Closing, the Sellers shall assign to the Purchaser, and the Purchaser shall assume from the Sellers, all rights and obligations of the Sellers pursuant to that certain Registration Rights Agreement, dated as of July 14, 2016, by and among the Company, the Sellers and the other parties thereto (the "Registration Rights Agreement"), the form of such Assignment and Assumption Agreement is attached hereto as Exhibit B.

(b) At the Closing, the Sellers shall deliver to the Company the notice of the transfer of the Registration Rights Agreement pursuant to the terms thereof (the form of which is attached hereto as Exhibit C) and the executed Assignment and Assumption Agreement (the form of which is attached hereto as Exhibit B).

Section 1.4 Certain Definitions.

(a) "Affiliate" means, with respect to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the Person specified.

(b) "Business Day" means any day (other than a Saturday or Sunday) on which commercial banks are not required or authorized by Law to close in the country of Mauritius, the country of Singapore, the City of New York, New York or Toronto, Canada.

(c) "Closing Date" means five (5) Business Days following the date by which all the conditions set forth in Article IV (other than the conditions that by their terms are to be satisfied at Closing, but subject to such conditions being satisfied at Closing) shall have been satisfied or waived by the Sellers or the Purchaser, as the case may be, or such other date as the Purchaser and the Sellers may otherwise agree in writing.

(d) "Competition Commission of India Approval" means the acknowledgment of filing of notice with the Competition Commission of India under the "green channel" procedure, in connection with the Transaction.

(e) "Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(f) [***].

(g) [***].

(h) "Law" means any statute, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, notification, circular, other requirement or rule of law of any Governmental Authority.

(i) "Lien" means any mortgage, lien, pledge, charge, hypothecation, security interest, voting agreements, proxies, contractual restriction on transfer or rights of first offer, or [***].

2

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(j) "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated association, governmental entity or any agency, instrumentality or political subdivision of any governmental entity, or any other entity or body.

(k) [***].

(l) [***].

(m) "Representatives" means, with respect to a Person, such Person's Affiliates, and the directors, officers, managers, stockholders, members, principals, partners, employees, agents, attorneys, accountants and other advisors and Representatives of such Person or any of its Affiliates.

(n) "Sanctionable Practice" means any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms are defined herein and interpreted in accordance with the Anti-Corruption Guidelines attached to this Agreement as Exhibit E.

(o) [***].

(p) "Solvent" means, with respect to any Person on any date of determination, that on such date (i) the fair value of such Person's assets is greater than the total amount of such Person's liabilities, (ii) the present fair saleable value of such Person's assets is not less than the amount that will be required to pay the probable liabilities of such Person as they become absolute and matured, and (iii) such Person does not intend to, and does not believe that it will, incur liabilities beyond such Person's ability to pay such liabilities as they mature. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual matured liability.

(q) [***].

(r) [***].

(s) [***].

(t) [***].

(u) [***].

(v) [***].

Section 1.5 Competition Commission of India Filing. On the date hereof (or no later than the Business Day immediately following the date hereof), the Purchaser shall file such documentation with the Competition Commission of India pursuant to the "green channel" procedure that is necessary to consummate the Transaction. The Purchaser shall use reasonable best efforts to obtain Competition Commission of India Approval on the date hereof (or as soon as possible thereafter), and shall promptly notify the Sellers following the Competition Commission of India Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, severally and not jointly, as of the date hereof and as at the Closing, hereby represents and warrants to the Purchaser as follows [***]:

3

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 2.1 Authority and Approvals. Such Seller has the power and authority to enter into and perform its obligations under this Agreement, and all action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Transaction has been duly and validly taken. The Agreement has been duly and validly executed and delivered by such Seller. Assuming this Agreement constitutes a valid and binding agreement of the Purchaser and any other Seller, this Agreement constitutes a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except as limited by: (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other Laws of general application relating to or affecting enforcement of creditors' rights generally; and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the exceptions set forth in (a) and (b), the "Enforceability Exceptions").

Section 2.2 The Shares. Such Seller is the record and beneficial owner of the Shares listed opposite such Seller's name on Exhibit A. Such Seller has held the Shares listed opposite such Seller's name on Exhibit A more than 1 year.

Section 2.3 [***].

Section 2.4 [***].

Section 2.5 [***].

Section 2.6 [***].

Section 2.7 [***].

Section 2.8 Non-Public Information. Such Seller acknowledges that (a) the Purchaser has had an opportunity to conduct due diligence directly with the Company and as a result, currently may have, and later may come into possession of, information regarding the Company that is not currently publicly disclosed and is not known to such Seller and that may be material to such Seller's decision to enter into this transaction to sell the Shares owned by such Seller ("Non-Public Information"), (b) such Seller has determined to enter into the Transaction to sell the Shares owned by such Seller notwithstanding the Purchaser's access to the Non-Public Information and, if applicable, such Seller's decision not to access the Non-Public Information, and (c) neither the Purchaser nor any of its advisors shall have liability to either Seller, and such Seller hereby, to the extent permitted by Law, waives and releases any claims it may have against the Purchaser or any of its advisors, with respect to the Purchaser's nondisclosure of the Non-Public Information.

Section 2.9 [***].

Section 2.10 [***].

Section 2.11 [***].

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants, as of the date hereof and as at Closing, to each Seller as follows:

Section 3.1 Authorization of Agreement. The Purchaser has the power and authority to enter into and perform its obligations under this Agreement, and all action necessary on the part of the Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the Transaction has been duly and validly taken. This Agreement has been duly and validly executed and delivered by the Purchaser. Assuming this Agreement constitutes a valid and binding obligation of the Sellers, this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by the Enforceability Exceptions.

4

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 3.2 Conflicts. The execution, delivery and performance of this Agreement does not and will not (a) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of the organizational documents of the Purchaser or any material agreement or instrument to which the Purchaser is a party or by which it or its assets may be bound, or (b) constitute a violation of any material Law applicable to the Purchaser, subject to compliance with Section 4.1(b).

Section 3.3 Investment Experience. The Purchaser is a sophisticated investor that (a) has the capacity to protect its own interests in connection with the purchase of the Shares hereunder, (b) has such knowledge and experience in financial, tax and business matters to enable the Purchaser to evaluate the merits and risks associated with the purchase of the Shares hereunder and to make an informed investment decision with respect thereto, (c) is able to bear the risk of an entire loss of its investment in the Shares (d) has adequate information concerning the Shares, (e) has conducted, to the extent it deemed necessary, an independent investigation and exercised its own due diligence of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Shares and the purchase of the Shares hereunder and (f) has not relied on any factual representations, analysis or opinions of any Seller or its Representatives [***] in evaluating the risks and the suitability of the proposed investment for its purposes and in deciding to enter into this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, the Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of its investment in the Shares and the Transaction. The Purchaser is relying solely on such advisors and not on any statements or representations of any Seller or any of their respective agents[***]. The Purchaser understands that it (and not any Seller) shall be responsible for the Purchaser's own tax liability that may arise as a result of its investment in the Shares and the Transaction.

Section 3.4 No General Solicitation, etc. The Purchaser acknowledges that it was not introduced to the Sellers either directly or indirectly through any of its Representatives by means of a general solicitation or advertising relating to the sale of the Shares.

Section 3.5 No View to Distribution; Accredited Investor. The Purchaser represents that it is buying the Shares (a) as principal, for its own account for investment only and not as a broker or agent or in any other capacity for another party and (b) not with a view or any present intention toward effecting a distribution or resale in violation of any applicable securities laws. The Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act.

Section 3.6 Future Transfer. The Purchaser acknowledges and agrees that the Shares have not been, and will not be, registered under the Securities Act or qualified under any state security Laws ("Blue Sky Laws"), and may not be sold, pledged or otherwise transferred by the Purchaser without compliance with the registration provisions of the Securities Act or an exemption therefrom. The Purchaser acknowledges that the Shares are being transferred hereby under an exemption or exemptions from the registration and qualification requirements of the Securities Act and Blue Sky Laws which impose certain restrictions on the Purchaser's ability to transfer the Shares and shall be deemed to have been acquired in a transaction that (i) is not a distribution for purposes of Section 2(a)(11) of the Securities Act and (ii) does not involve any public offering. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, including without limitation the applicable holding periods thereunder. The Purchaser understands that any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the above-stated restrictions shall not be recognized by the Company and such purported transaction shall be null and void ab initio and shall vest no right in the purported transferee.

Section 3.7 Broker's Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transaction for which any Seller or the Company (or their respective Affiliates) could become liable or obligated.

5

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 3.8 Diligence. The Purchaser acknowledges that (a) the Purchaser has had an opportunity to conduct due diligence directly with the Company and as a result, currently may have, and later may come into possession of, Non-Public Information, (b) each Seller is an existing stockholder, lender, advisor and/or service provider of the Company and may have had an opportunity to conduct due diligence directly with the Company and as a result, currently may have, and later may come into possession of, information regarding the Company that is not currently publicly disclosed and is not known to the Purchaser and that may be material to the Purchaser's decision to enter into this transaction to purchase the Shares ("Excluded Information"), (c) the Purchaser has been offered an opportunity to conduct its own due diligence and to obtain information from the Sellers concerning the terms and conditions of the Shares necessary for it to evaluate the merits and risks of the Shares, (d) the Purchaser has had access to the Company and its officers and other key personnel, including the opportunity to request and obtain information, and ask questions and receive answers from the Company and its officers, and has obtained all information from the Company or otherwise that it deems necessary or useful to make an investment decision, (e) the Purchaser has determined to enter into the Transaction to purchase the Shares owned by the Sellers notwithstanding each Seller's access to the Excluded Information and, if applicable, the Purchaser's decision not to access the Excluded Information, and (f) neither of the Sellers nor any of their respective advisors shall have liability to the Purchaser, and the Purchaser hereby, to the extent permitted by Law, waives and releases any claims the Purchaser may have against any Seller or any of their respective advisors, with respect to the nondisclosure of the Excluded Information.

Section 3.9 Sanctions Matters. The Purchaser is not an entity named on (a) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issues under Chapter VII of the United Nations Charter or (b) the World Bank Listing of Ineligible Firms (see www.worldbank.org/debarr). Neither the Purchaser, nor any of its Affiliates, nor any Person acting on its or their behalf with respect to the Transaction, has been convicted, indicted or subjected to any similar criminal sanction, by any Governmental Authority, for engaging in money laundering or financing of terrorism or any Sanctionable Practice.

Section 3.10 Solvency. At Closing, the Purchaser has sufficient funds to pay, in cash, the Purchase Price and all other amounts payable pursuant to this Agreement or otherwise necessary to consummate the Transaction in accordance with Sections 1.1 and 1.2. On the date hereof, the Purchaser is Solvent and, at the Closing, will be Solvent.

Section 3.11 Further Acknowledgments. The Purchaser acknowledges and agrees that:

(a) Representations and Warranties. (i) Other than the representations and warranties contained in Article II, it has not entered into this Agreement nor will it proceed to Closing in reliance of any representation or warranty of either Seller, express or implied nor any communications by either Seller, and none of either Seller, their respective Affiliates, or any of their respective officers, directors, employees or representatives make or have made any representation or warranty, express or implied, at law or in equity, with respect to the Company, the Shares, or the businesses, assets or liabilities of the Company, including as to (x) merchantability or fitness for any particular use or purpose, (y) the operation of the Company's business after Closing or (z) the probable success or profitability of the Company's business after Closing and (ii) none of either Seller, its respective Affiliates, or any of their respective officers, directors, employees or representatives will have or be subject to any liability or indemnification obligation to the Purchaser resulting from any information relating to the Company delivered by (or on behalf of) any Seller to the Purchaser, other than as set forth herein.

(b) Absence of Trust Relationship. Neither Seller is a nominee, agent, steward, representative, fiduciary or constructive trustee of the Purchaser in any capacity during the period between the date of this Agreement and Closing, and the Purchaser shall not be entitled to, any voting, dividend, distribution, allocation of profits, interest, benefit or other right with respect to the Shares during the period between the date of this Agreement and Closing.

6

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE IV

CONDITIONS TO THE TRANSACTION

Section 4.1 Conditions to the Obligations of Each Party. The obligations of the Parties to consummate the Transaction are subject to the satisfaction (or written waiver by the Parties if permissible by applicable Law), at Closing, of the following conditions:

(a) Legal Restriction. (i) There shall be no threatened or pending action by or before any Governmental Authority seeking to restrain, prohibit or invalidate the transactions contemplated hereby or seeking monetary relief against the Purchaser or either of the Sellers by reason of the consummation of such transactions, and there shall not be in effect any injunction, order or decree which has such effect, and (ii) there shall have been no applicable Law adopted that makes consummation of the Transaction illegal, restrained or prohibited.

(b) Competition Commission of India Approval: Competition Commission of India Approval has been obtained by the Purchaser.

Section 4.2 Conditions to the Obligations of Sellers. The obligations of each Seller to consummate the Transaction are subject to the satisfaction or waiver (if permissible by applicable Law) of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Purchaser in Article III shall be true and correct in all respects as of the date hereof and at Closing with the same force and effect as if made on and as of such date.

(b) Agreements and Covenants. (i) The Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to Closing; and (ii) in addition, the Sellers shall have received a written confirmation (which confirmation may be sent by electronic mail) by an authorized representative of the Purchaser confirming that the conditions set forth in Section 4.2(a) and (b)(i) have been satisfied.

(c) Assignment and Assumption Agreement. The Purchaser shall have delivered to the Sellers the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit B, duly executed by the Purchaser.

Section 4.3 Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to consummate the Transaction are subject to the satisfaction or waiver (if permissible by applicable Law) of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of (i) each Seller in Article II and (ii) GIF Fund [***], in each case, shall be true and correct in all respects as of the date hereof and at Closing with the same force and effect as if made on and as of such date.

(b) Agreements and Covenants. (i) The Sellers shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to Closing; and (ii) in addition, the Purchaser shall have received a written confirmation (which confirmation may be sent by electronic mail) by an authorized representative of each Seller and GIF Fund confirming that the conditions of such Seller and GIF Fund set forth in Section 4.3(a) and (b)(i), as applicable, have been satisfied.

(c) Assignment and Assumption Agreement. At the Closing, the Sellers shall have delivered to the Company the notice of the transfer of the Registration Rights Agreement pursuant to the terms thereof (the form of which is attached hereto as Exhibit C) and the executed Assignment and Assumption Agreement (the form of which is attached hereto as Exhibit B).

(d) [***].

7

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e) [***].

(f) [***].

(g) [***].

ARTICLE V

[***]

ARTICLE VI

MISCELLANEOUS

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of the Purchaser and the Sellers, (b) automatically if the Purchaser has not obtained Competition Commission of India Approval by 9:00 a.m. Eastern Daylight Time on 2 August 2021, unless the Parties otherwise mutually agree in writing not to terminate the Agreement pursuant to this Section 6.1(b), or (c) by either the Purchaser or the Sellers if the Closing shall not have occurred by 10 August 2021, provided that the right to terminate this Agreement under this Section 6.1 shall not be available to a Party whose failure to fulfil any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of Closing to occur on or prior to such date.

Section 6.2 Legends. The Purchaser understands that the Company may place restrictive legends on any stock certificate(s) or electronic book-entry evidencing the Shares as required by applicable Law, the Company's governing documents or other policies, and the Purchaser agrees to comply therewith unless the Company determines otherwise consistent with applicable Law.

Section 6.3 Expenses. Each Party shall pay its own expenses incurred in connection with this Agreement, including, but not limited to, any fees payable to an agent, broker, investment or commercial banker, Person or firm acting on behalf of or under the authority of such party who is entitled to any broker's or finder's fee or any other commission or fee directly or indirectly in connection with the Transaction.

Section 6.4 Severability. If any provision of this Agreement shall be held invalid or unenforceable, each other provision hereof shall be given effect to the extent possible without such invalid or unenforceable provision and to that extent, the provisions of this Agreement shall be severable.

Section 6.5 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, postage prepaid, sent by facsimile, with confirmation of receipt or by electronic mail, addressed to such address set forth on the signature page hereto. All such notices, requests, demands and other communications shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), or personally delivered, be effective seven days after deposit in the mails or when personally delivered, respectively, addressed as aforesaid, unless otherwise provided herein and, when sent by facsimile or electronically, shall be effective upon actual receipt. Notwithstanding anything contained in this Section 6.5 to the contrary, nothing in this Section 6.5 shall constitute consent by any Party hereto to service of process (including for purposes of Section 6.7) upon such Party by facsimile transmission, electronic mail or any other type of electronic transmission, and service of process or other similar communications will not be deemed duly given under this Agreement if delivered by such means.

Section 6.6 Modifications, Consents and Waivers. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the Parties. Any Party may waive compliance, with respect to any obligations owed to such Party, with any provision of this Agreement. Any waiver hereunder shall be effective only if made in a writing signed by the Party to be charged therewith and only in the specific instance and for the purpose for which given. No failure or delay on the part of any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.

8

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 6.7 Governing Law; Arbitration.

(a) This Agreement and all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of Laws thereof.

(b) All disputes arising out of or in connection with this Agreement, including any dispute relating to non-contractual obligation arising out of or in connection with this Agreement (each a "Dispute") shall be finally settled under the Rules of Arbitration (the "Rules") of the International Chamber of Commerce (the "ICC") as amended below.

(c) Any Party to this Agreement may, either individually or together with any other Party to this Agreement, initiate arbitration proceedings pursuant to this clause against one or more other Parties to this Agreement by sending a Request for Arbitration (as defined in the Rules) to the ICC, with a copy to all other Parties to this Agreement (whether or not such Parties are named as respondents in the Request for Arbitration).

Any Party to this Agreement named as a party in the Request for Arbitration, a Request for Joinder (as defined in the Rules) or a Request for Intervention (as defined below) (a "Moving Party") may join any other Party to this Agreement in any arbitration proceedings hereunder by submitting a Request for Joinder against that Party, provided that such Request for Joinder is sent to the ICC with a copy to all other Parties to this Agreement (whether or not such Parties are named as respondents in the Request for Joinder) within 30 days from the receipt by such Moving Party of such Request for Arbitration, Request for Joinder or Request for Intervention. The provisions of the Rules governing the form and content of Requests for Joinder shall apply.

Any Party to this Agreement (an "Intervening Party") may intervene in any arbitration proceedings hereunder by submitting a request for arbitration against all existing parties to such arbitration proceedings (a "Request for Intervention"), provided that such Request for Intervention is sent to the ICC with a copy to all other Parties to this Agreement (whether or not such Parties are named as respondents in the Request for Intervention) within 30 days from the receipt by such Intervening Party of a copy of the Request for Arbitration, a Request for Joinder or a Request for Intervention. The provisions of the Rules governing the form and content of Requests for Joinder shall apply mutatis mutandis to the form and content of Requests for Intervention.

Any Party so joined or intervening shall be bound by any award rendered by the arbitral tribunal even if such Party chooses not to participate in the arbitration proceedings.

(d) Any Party to this Agreement may, either individually or together with any other Party to this Agreement, initiate arbitration proceedings pursuant to this clause against one or more other Parties to this Agreement by sending a Request for Arbitration (as defined in the Rules) to the ICC, with a copy to all other Parties to this Agreement (whether or not such Parties are named as respondents in the Request for Arbitration).

(e) There shall be three arbitrators appointed as follows: If the Request for Arbitration names only one claimant and one respondent, and no Party has exercised its right to joinder or intervention in accordance with paragraph (b) above, the claimant and the respondent shall each nominate one arbitrator within 15 days after the expiry of the period during which Parties can exercise their right to joinder or intervention under paragraph (b) above. The third arbitrator, who shall act as the president of the arbitral tribunal, shall be nominated by agreement of the Parties within 30 days of the appointment of the second arbitrator. If any arbitrator is not nominated within these time periods, the ICC shall make the appointment.

9

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If the Request for Arbitration names multiple claimants or multiple respondents, or at least one Party exercises its right to joinder or intervention in accordance with paragraph (b) above, the claimant(s) shall jointly nominate one arbitrator and the respondent(s) shall jointly nominate the other arbitrator, both within 15 days after the expiry of the period during which Parties can exercise their right to joinder or intervention under paragraph (b) above. If the Parties fail to nominate an arbitrator as provided above, the ICC shall, upon the request of any Party, appoint all three arbitrators and designate one of them to act as the president of the arbitral tribunal. If the claimant(s) and respondent(s) nominate the arbitrators as provided above, the third arbitrator, who shall act as the president of the arbitral tribunal, shall be nominated by agreement of the Parties within 30 days of the appointment of the second arbitrator. If the Parties fail to nominate the president of the arbitral tribunal as provided above, the president of the arbitral tribunal shall be appointed by the ICC.

(f) The legal seat of arbitration shall be New York, New York, United States of America.

(g) The language of the arbitration shall be English.

(h) The arbitral tribunal is not empowered to award punitive damages, and each Party hereby waives any right to seek or recover punitive damages with respect to any Dispute resolved by arbitration under this Section.

(i) The arbitral tribunal and any emergency arbitrator appointed in accordance with the Rules shall not be authorized to take or provide, and the Parties shall not be authorized to seek from any judicial authority, any interim measures of protection or pre-award relief against a Seller, any provisions of the Rules notwithstanding.

(j) The Parties acknowledge and agree that no provision of this Agreement or of the Rules, nor the submission to arbitration by IFC, in any way constitutes or implies a waiver, termination or modification by IFC of any privilege, immunity or exemption of IFC granted in the Articles of Agreement establishing IFC, international conventions, or applicable Law.

Section 6.8 No Other Representations. Each Party acknowledges that (a) the representations and warranties of the other Party expressly and specifically set forth herein constitute such other Party's sole and exclusive representations and warranties in connection with the Transaction, and (b) all other representations and warranties of any kind or nature express or implied are specifically disclaimed.

Section  6.9 Privileges and Immunities. Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of IFC accorded under the Articles of Agreement establishing IFC, international convention or any applicable Law.

Section 6.10 Execution in Counterparts. This Agreement may be executed by the Parties individually or in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 6.11 Successors and Assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may not be assigned by the Purchaser, in whole or in part, without the prior written consent of the Sellers. This Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of their respective successors, heirs, executors, administrators and legal representatives. The Sellers may assign their rights under this Agreement without the prior written consent of the Purchaser.

Section 6.12 [***].

10

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 6.13 Headings. Article and section headings used in this Agreement are for convenience only and shall not affect the interpretation or construction of any provision of this Agreement.

Section 6.14 Entire Agreement. This Agreement and the Exhibits hereto contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

Section 6.15 Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the Party drafting the document.

[Remainder of page intentionally left blank]

11

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be executed as of the date first above written.

PURCHASER

OMERS Infrastructure Asia Holdings Pte Ltd.

By:	/s/ Prateek Maheshwari
Name:	Prateek Maheshwari
Title:	Authorised Signatory

By:	/s/ Kao Pei Chui
Name:	Kao Pei Chui
Title:	Authorised Signatory

Address: 1 Marina Boulevard, #28-00, One Marina Boulevard, Singapore 018989

Attention: [***] E-mail: [***]

[Signature Page to Stock Purchase Agreement]

SELLERS:

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Adam Schwartzman
Name:	Adam Schwartzman
Title:	Portfolio Manager - Infrastructure, Asia and Pacific

Address: International Finance Corporation 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 United States of America Attention: [***] E-mail: [***]

[signature page continues]

[Signature Page to Stock Purchase Agreement]

IFC GIF INVESTMENT COMPANY I

By:	/s/ Ruth Horowitz
Name:	Ruth Horowitz
Title:	Authorized Signatory

Address: IFC GIF Investment Company I 33 Edith Cavell Street, 11324, Port Louis, Mauritius Attention: [***] E-mail: [***]

[signature page continues]

[Signature Page to Stock Purchase Agreement]

GIF FUND:

IFC GLOBAL INFRASTRUCTURE FUND, LP

By:	/s/ Ruth Horowitz
Name:	Ruth Horowitz
Title:	Authorized Signatory

Address: IFC Global Infrastructure Fund, LP c/o 2121 Pennsylvania Avenue NW Washington DC, 20433 Attention: [***] E-mail: [***]

[Signature Page to Stock Purchase Agreement]

Exhibit A

Seller Shares and Purchase Price

[***]

Exhibit B

Form of Assignment and Assumption of the Registration Rights Agreement

[***]

Exhibit C

Form of Notice of Assignment and Assumption of the Registration Rights Agreement

[***]

Exhibit D

IFC GIF Shares

[***]

Exhibit E

Anti-Corruption Guidelines for IFC Transactions

[***]